EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 5, 1999, relating to the financial statements of Value America, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/   PRICEWATERHOUSECOOPERS LLP
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McLean, Virginia

April 5, 1999